Exhibit 10.2
AMENDMENT TO
STOCK OPTION AGREEMENTS
     This AMENDMENT TO STOCK OPTION AGREEMENTS (the “Amendment”) is made and entered into effective as of May 20, 2009 by and between HCC INSURANCE HOLDINGS, INC., a Delaware corporation (the “Company”), and FRANK J. BRAMANTI (the “Executive”).
W I T N E S S E T H :
     WHEREAS, the Company and the Executive are party to (i) that certain Non-Employee Director Stock Option Agreement Under the HCC Insurance Holdings, Inc. 2001 Flexible Incentive Plan dated effective as of December 20, 2004; (ii) that certain Non-Employee Director Stock Option Agreement Under the HCC Insurance Holdings, Inc. 2004 Flexible Incentive Plan dated effective as of January 5, 2006 (together with the agreement referenced in clause (i), the “Director Option Agreements”); and (iii) that certain Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 2004 Flexible Incentive Plan dated effective as of March 2, 2007 (the “Employee Option Agreement,” and together with the Director Option Agreements, the “Option Agreements”);
     WHEREAS, the Company and the Executive desire to amend the Option Agreements as set forth herein; and
     WHEREAS, the Compensation Committee of the Board of Directors has approved the amendment of the Option Agreements as set forth herein.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:
     3. Amendments to the Director Option Agreements.
     (a) Section 6(a) of each Director Option Agreement is amended by deleting the words “within sixty (60) days after the termination of such employment or, if shorter, during the unexpired term of this option,” and replacing them with “during the unexpired term of this option.”
     (b) Section 6(c) of each Director Option Agreement is amended by deleting the words “within thirty (30) days after the termination of service or, if shorter, during the unexpired term of this option,” and replacing them with “during the unexpired term of this option.”
     4. Amendments to the Employee Option Agreement.
     (a) Section 6(e) of the Employee Option Agreement is amended by deleting the words “within sixty (60) days after the termination of such employment or, if shorter, during the unexpired term of this option,” and replacing them with “during the unexpired term of this option.”
     (b) Section 6(a) of the Employee Option Agreement is amended by deleting the words “within thirty (30) days after the termination of such employment or, if shorter, during the unexpired term of this option,” and replacing them with “during the unexpired term of this option.”
     5. Ratification. Except as expressly provided herein, all other terms and conditions of the Option Agreements remain unchanged, and as expressly amended hereby, the Option Agreements are ratified and confirmed in all respects and shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties have duly executed this Amendment effective as of the date set forth above.
HCC Insurance Holdings, Inc.

/s/ John N. Molbeck, Jr.	/s/ Frank. J. Bramanti

John N. Molbeck, Jr., President and Chief Executive Officer Date: May 21, 2009	Frank J. Bramanti Date: May 21, 2009